UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2012

UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

275 West Federal Street, Youngstown, Ohio 44503-1203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 30, 2012, The Home Savings and Loan Company of Youngstown, Ohio (Home Savings), a wholly-owned subsidiary of United Community Financial Corp. (UCFC), entered into a consent agreement with the Federal Deposit Insurance Corporation (FDIC) and State of Ohio, Division of Financial Institutions (Ohio Division) that provided for the issuance of a consent order by the FDIC and Ohio Division (Bank Order). Immediately following the issuance of the Bank Order, the FDIC and Ohio Division terminated the previous Order to Cease and Desist issued by the FDIC and Ohio Division on August 13, 2008 (see Item 1.02 below). Although Home Savings has agreed to the issuance of the Bank Order, it has not admitted or denied any allegations of unsafe or unsound banking practices, or any legal or regulatory violations. No monetary penalties were assessed by the FDIC or the Ohio Division.

The Bank Order requires Home Savings, within specified timeframes, to take or refrain from certain actions, including that it shall: (i) continue to retain qualified management; (ii) seek regulatory approval prior to adding any individuals to the board of directors or employing any individual as a senior executive officer of Home Savings; (iii) not extend additional credit to classified borrowers; (iv) revise its plan to reduce its classified assets, and, within six months, reduce total adversely classified assets to 75% and, within twelve months, to 50%; (v) establish a comprehensive policy and methodology for determining the adequacy of the ALLL; (vi) adopt plans to reduce its classified assets and delinquent loans; (vii) adopt a plan to reduce certain loan concentrations; (viii) amend its strategic plan and budget and profit plan; (ix) increase its Tier 1 Leverage Capital Ratio to 9% and its Total Risk Based Capital Ratio to 12% by June 30, 2012, and revise its capital plan to achieve such capital levels; and (x) seek regulatory approval prior to declaring or paying any cash dividend.

Home Savings is actively addressing the issues raised in the Bank Order, and the board and management of Home Savings is confident that they will be able to comply with the requirements of the Bank Order. A material failure to comply with the provisions of the Bank Order could result in additional enforcement actions by the FDIC or the Ohio Division.

The foregoing description of the Bank Order is qualified in its entirety by reference to the complete text of the Bank Order, which is attached as Exhibit 10.1 and incorporated herein by reference.

On April 3, 2012, UCFC issued a press release to announce execution of the Bank Order, a copy of which is attached as Exhibit 99 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On March 30, 2012, immediately following the issuance of the Bank Order, the Order to Cease and Desist issued to Home Savings by the FDIC and Ohio Division on August 13, 2008, was terminated. The terms and conditions of the terminated Order are incorporated herein by reference to the Form 8-K filed by UCFC on August 13, 2008.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Consent issued by the FDIC and Ohio Division

99	Press release dated April 3, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Jude J. Nohra
Jude J. Nohra, General Counsel & Secretary

Date: April 3, 2012

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